Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

Glory Star New Media Group Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Transaction Value

	Transaction Valuation			Fee rate	Amount of Filing Fee
Fees to Be Paid	US$	28,763,815.00	(1)	0.0000927	US$	2,666.41	(2)
Fees Previously Paid						—
Total Transaction Valuation	US$	28,763,815.00
Total Fees Due for Filing					US$	2,666.41
Total Fees Previously Paid						—
Total Fee Offsets						—
Net Fee Due					US$	2,666.41

(1)	Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934, as amended. The filing fee is calculated based on the aggregate cash payment for the proposed per share cash payment of $1.55 for 18,577,300 issued and outstanding shares of the issuer subject to the transaction (the “Transaction Valuation”).
(2)	The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the U.S. Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2022, was calculated by multiplying the Transaction Valuation by 0.0000927.